CONFIDENTIAL TREATMENT REQUESTED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Exhibit 99.14

SECOND AMENDMENT TO

CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE

This SECOND AMENDMENT TO CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE (“Second Amendment”) is made and is effective as of this 5th day of June, 2014, by and between Mortgage Guaranty Insurance Corporation (“MGIC”) and Bank of America, N.A. (as a successor to BAC Home Loans Servicing f/k/a Countrywide Home Loans Servicing LP (“Servicing”)) (“Bank of America”), on its own behalf and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank (“Countrywide Bank”).  Countrywide Home Loans, Inc. (“CHL”) is a party to the Settlement Agreement only to the extent specified in the Settlement Agreement.  Capitalized terms used in this Second Amendment without definition have the meaning given them in the Settlement Agreement.

RECITALS

WHEREAS, MGIC and Bank of America are Parties to a Confidential Settlement Agreement and Release, dated as of April 19, 2013, as amended by an Amendment dated as of September 24, 2013 (the “Settlement Agreement”), and CHL is a party to the Settlement Agreement to the extent specified in the Settlement Agreement;

WHEREAS, the Parties and CHL desire to further amend the Settlement Agreement to (a) include the CHL/GSE Loans and the CHL/PLS Loans (both as defined below) in the settlement as specified in this Second Amendment and (b) provide that [***]; and

WHEREAS, the Parties and CHL acknowledge that the Initial Implementation Date has occurred under the Settlement Agreement and certain provisions of this Second Amendment will not become effective until the CHL/GSE/PLS Implementation Date (as defined below).

NOW, THEREFORE, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including the promises and other matters contained herein, the Parties and CHL agree, pursuant to Section 19(g) of the Settlement Agreement, that the Settlement Agreement is hereby amended as follows:

1.	Definitions. The following definitions are added or amended in Section 1 of the Settlement Agreement:

a.	Section 1(h) is amended by adding the following sentence at the end of the definition: “Illustrative examples of the calculation of the Bank of America Share are provided on Exhibit N.”

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b.	Section 1(qqq) is amended and restated as follows: ““Settlement Percentage” means the following percentages with respect to each of the designated loans: (i) [***] with respect to each of the GSE/HFI Loans and CHL/GSE Loans, (ii) [***] with respect to each of the Countrywide PLS Loans, and (iii) [***] with respect to each of the Third Party PLS/Other Loans, for, among other things, payment of Perfected Claims pursuant to Section 10(c).”

c.	The following Section 1(cccc) is added: ““Additional GSE Consents” means written consent from each of the GSEs pursuant to Section 4(f).”

d.	The following Section 1(dddd) is added: ““CHL/GSE Loans” means those loans identified as CHL/GSE Loans on any of the Schedules.”

e.	The following Section 1(eeee) is added: ““CHL/GSE Reimbursement Amount” means the product of (x) one minus the applicable Settlement Percentage and (y) the aggregate amount of Recently Paid Loans for the CHL/GSE Loans that are Class 2 GSE Loans, calculated as of the CHL/GSE/PLS Implementation Date.”

f.	The following Section 1(ffff) is added: ““CHL/GSE/PLS Implementation Date” means a date mutually agreed upon by the Parties that occurs on the last day of a month on or before the later of (i) ninety (90) days after the entry of orders dismissing the Arbitration Action as to the CHL/GSE/PLS Loans pursuant to Section 6(g) and (ii) October 31, 2014.”

g.	The following Section 1(gggg) is added: ““CHL/GSE/PLS Loans” means the CHL/GSE Loans and the CHL/PLS Loans.”

h.	The following Section 1(hhhh) is added: ““CHL/GSE/PLS Reimbursement Payment” means the product of (x) one minus the applicable Settlement Percentage and (y) the aggregate amount of Recently Paid Loans for the CHL/GSE Loans that are Class 1 GSE Loans and HFI Loans, the Countrywide PLS Loans, and the Third Party PLS/Other Loans, calculated as of the CHL/GSE/PLS Implementation Date, to be paid by Bank of America as set forth in Section 2(g).”

i.	The following Section 1(iiii) is added: ““CHL/GSE/PLS Signing Date” means the date the Second Amendment is made, as specified in the Preamble to the Second Amendment.”

j.	The following Section 1(jjjj) is added: ““CHL/GSE/PLS Terminated Provisions” means Sections 1(b), 1(e), 1(f), 1(h), 1(l), 1(n), 1(u), 2, 3, 5 through 7, 9, and 10(b) and 10(d) of the Second Amendment.”

k.	The following Section 1(kkkk) is added: ““CHL/PLS Agreement” means the Confidential Settlement Agreement and Release, dated as of April 19, 2013, as amended, by and among MGIC, CHL, and BANA, in its capacity as master servicer or servicer.”

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l.	The following Section 1(llll) is added: ““CHL/PLS Denial Settlement Payment” means the amount of [***], to be paid by MGIC as set forth in Section 2(f).”

m.	The following Section 1(mmmm) is added: ““CHL/PLS Loans” means those loans that are designated as Countrywide PLS Loans or Third Party PLS/Other Loans on any of the Schedules, which were previously identified on Schedules 1 through 9 to the CHL/PLS Agreement, and which shall be treated as Class 1 GSE Loans for all purposes of this Settlement Agreement.”

n.	The following Section 1(oooo) is added: ““CHL/PLS Settlement Payment” means the amount of [***] (calculated by the amount of [***] less [***] (the proportional amount of the premium refund checks associated with CHL/PLS Loans that are identified on Supplemental Schedule 2) to be paid by MGIC as set forth in Section 2(f).”

o.	The following Section 1(pppp) is added: ““Countrywide PLS Loans” means those loans identified as Countrywide PLS Loans on any of the Schedules.”

p.	The following Section 1(qqqq) is added: [***]

q.	The following Section 1(rrrr) is added: ““Schedules” means the schedules to this Settlement Agreement (i) identified in Section 18 as of the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Initial Implementation Date pursuant to Section 3(b), (ii) as supplemented by the Supplemental Schedules, and (iii) as may be restated by agreement of the Parties following the CHL/GSE/PLS Implementation Date by combining the schedules referenced in the foregoing clauses (i) and (ii) .”

r.	The following Section 1(ssss) is added: ““Second Amendment” means the Second Amendment, dated as of June 5, 2014, to this Settlement Agreement.”

s.	The following Section 1(tttt) is added: ““Supplemental Schedules” means the Supplemental Schedules 1 through 9 attached to the Second Amendment as of the CHL/GSE/PLS Signing Date, as updated pursuant to Section 3(a), and thereafter as finalized as of the CHL/GSE/PLS Implementation Date pursuant to Section 3(b).”

t.	The following Section 1(uuuu) is added: ““Third Party PLS/Other Loans” means those loans identified as Third Party PLS/Other Loans on any of the Schedules.”

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u.	Each of the definitions of “Covered Loans,” “Past Coverage Determination Loans,” “Past Paid Loans,” “Pending Rescission Loans,” “Recently Denied Loans,” “Recently Paid Loans,” “Recently Rescinded Loans,” “Subject Loan,” and “True-Up Loans” is amended by (i) adding the characters “(x)” before the words “listed on Schedule”, (ii) adding the words “, (y) as listed on Supplemental Schedule [insert corresponding Supplemental Schedule number]” after “and as finalized with respect to the Initial Implementation Date pursuant to Section 3(b),”, and (iii) adding the words “, or (z) as listed on Schedule [insert corresponding Schedule number] as such combined Schedule and Supplemental Schedule may be restated by agreement of the Parties following the CHL/GSE/PLS Implementation Date.” at the end of the definition.

2.	CHL/PLS Settlement Payment, CHL/PLS Denial Settlement Payment and CHL/GSE/PLS Reimbursement Payment.

a.	Section 2(f) is added as follows: “(f) Payment of the CHL/PLS Settlement Payment and the CHL/PLS Denial Settlement Payment. Within five (5) business days after the finalization of the Supplemental Schedules following the CHL/GSE/PLS Implementation Date, MGIC shall pay to Fannie Mae the CHL/PLS Settlement Payment and the CHL/PLS Denial Settlement Payment.”

b.	Section 2(g) is added as follows: “(g) Payment of the CHL/GSE/PLS Reimbursement Payment. Within five (5) business days after finalization of the Supplemental Schedules following the CHL/GSE/PLS Implementation Date, Bank of America shall pay to MGIC the CHL/GSE/PLS Reimbursement Payment.”

3.	Continuing Reconciliation; Finalizing Supplemental Schedules; Manifest Error; Subject Loans Reports; Bank of America Share Reports. Section 3(f) is added as follows: “Sections 3(a)-(e) shall apply to the CHL/GSE/PLS Loans as follows: (i) references to the Signing Date shall mean the CHL/GSE/PLS Signing Date, provided that the first Monthly Loan Report pursuant to Section 3(a)(i) shall update and supplement the changes between January 1, 2013 and the end of the month following the CHL/GSE/PLS Signing Date; (ii) references to the Initial Implementation Date shall mean the CHL/GSE/PLS Implementation Date; (iii) neither Party will cause or permit any CHL/PLS Loan to be designated or treated as an HFI or Class 2 GSE Loan pursuant to Section 3 or otherwise; (iv) for purposes of Section 3(d), the CHL/GSE/PLS Loans will be included on the Subject Loan Reports only on and after the CHL/GSE/PLS Implementation Date; and (v) for purposes of Section 3(e), the CHL/GSE/PLS Loans that are treated as Class 1 GSE Loans will be included on Bank of America Share Reports only on and after the CHL/GSE/PLS Implementation Date.”

4.	Additional GSE Consents.

a.	Section 4(e) is amended and restated as follows:

“(e)            Additional GSE Consents.  The obligations of the Parties to consummate the actions relating to the CHL/GSE/PLS Loans set forth in this Settlement Agreement on and after the CHL/GSE/PLS Implementation Date are subject to and conditioned upon receiving the Additional GSE Consents.

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(i)                The Additional GSE Consents shall be substantially in the form of the consent of Freddie Mac to the Settlement Agreement dated September 26, 2013 and the consent of Fannie Mae to the Settlement Agreement dated October 9, 2013.

(ii)               Bank of America shall be the primary party responsible for obtaining the Additional GSE Consents from the GSEs.  Notwithstanding the foregoing, (A) the Parties will use their best efforts to cooperate with each other in seeking to obtain the Additional GSE Consents; and (B) such cooperation shall include permitting MGIC to participate in interactions with the GSEs, although Bank of America may exclude MGIC from its negotiations with the GSEs, at Bank of America’s discretion exercised in good faith.

(iii)              Either of MGIC or Bank of America may terminate the CHL/GSE/PLS Terminated Provisions by written notification to the other if the Additional GSE Consents have not been received within six (6) months after the CHL/GSE/PLS Signing Date; provided that (A) the Parties may agree in writing to extend the time period for obtaining Additional GSE Consents; (B) MGIC shall not be entitled to so terminate the CHL/GSE/PLS Terminated Provisions if it has breached its obligation to cooperate in seeking to obtain the Additional GSE Consents; (C) Bank of America shall not be entitled to so terminate the CHL/GSE/PLS Terminated Provisions if it has breached its obligation to cooperate in seeking to obtain the Additional GSE Consents; and (D) no Party shall be entitled to so terminate the CHL/GSE/PLS Terminated Provisions if the Parties are actively seeking consent from the GSEs, including but not limited to having in-person meetings with the GSEs on multiple occasions, as the case may be, at the end of such six (6) month period, and the right to terminate the CHL/GSE/PLS Terminated Provisions shall be suspended until the termination of such period during which the Parties are actively seeking to obtain the Additional GSE Consents.

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(iv)             Upon any termination of the CHL/GSE/PLS Terminated Provisions pursuant to Section 4(e)(iii), (x) all of the provisions of this Settlement Agreement except for the CHL/GSE/PLS Terminated Provisions shall remain in full force and effect with respect to the Subject Loans other than the CHL/GSE/PLS Loans; and (y) the provisions with respect to perfection and processing of Claims on and after January 1, 2013, that are specified in Section 10(b), and the releases in Sections 13 and 14, shall be deemed null and void and of no further force and effect with respect to the CHL/GSE/PLS Loans and the Parties (and CHL, to the extent of its interest in the CHL/GSE/PLS Loans) shall be deemed to have reverted to their respective status as of the day prior to the Signing Date with respect to the CHL/GSE/PLS Loans; provided that (A) the definitions in Section 1 related to any provisions not terminated, this Section 4(e)(iv), the provisions of dispute resolution in Section 11(c) to the extent that they relate to the resolution of any Dispute regarding the termination of the CHL/GSE/PLS Terminated Provisions, Section 16 (Confidentiality) and paragraphs (a), (c), (d), (e), (f), (g), (h), (i), (k), and (m), and solely for the purpose of enforcing provisions that survive termination of the CHL/GSE/PLS Terminated Provisions, (n) of Section 19 (Miscellaneous Provisions) shall continue in full force and effect with respect to the CHL/GSE/PLS Loans despite any termination of the CHL/GSE/PLS Terminated Provisions; (B) in the event of any such termination of the CHL/GSE/PLS Terminated Provisions, MGIC may effect rescission or denial of the Claims with respect to any CHL/GSE/PLS Loan for which MGIC has communicated an intent to complete a denial after October 31, 2011, and before January 1, 2013, or to complete a rescission after October 31, 2011, without regard to the passage of time, and Bank of America and CHL hereby waive any claim or defense as to the lack of timely assertion of any such rescission or denial with respect to any such Claim, but not, except as provided in this Settlement Agreement, with respect to any other available claim or defense as set forth herein, in the applicable Master Policy, or by operation of law, and provided that any Claim paid pursuant to Section 10(b)  with respect to a CHL/GSE/PLS Loan prior to such termination shall remain a paid Claim; (C) the applicable time period for Bank of America to submit the documents that MGIC may require Bank of America to provide in order to perfect a Claim with respect to a CHL/GSE/PLS Loan shall terminate on the later of (x) the applicable time period for perfection of a Claim under the applicable Master Policy and (y) three months after the date of such termination of the CHL/GSE/PLS Terminated Provisions; and (D) any legal or contractual limitations period and any defense based on the passage of time with respect to Causes of Action relating to the CHL/GSE/PLS Loans included in the Litigation Action or the Arbitration Action are tolled from the date such Causes of Action were made in such actions and shall continue to be tolled through [***], in addition to any other tolling periods that may apply by operation of law.  Any legal or contractual limitations period and any defense based on the passage of time with respect to Causes of Action relating to the CHL/GSE/PLS Loans within the scope of the Mortgage Insurance Dispute that are not included in such actions shall be tolled from [***] and shall continue to be tolled through [***], in addition to any tolling that may apply by operation of law.  No tolling that occurs pursuant to this Section 4(e)(iv) and/or by operation of law shall have the effect of reviving any Cause of Action relating to a CHL/GSE/PLS Loan that was otherwise barred by any statute of limitations or similar rule of law or equity prior to [***].”

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5.	Dismissal of Arbitration Action and Litigation Action. Section 6(g) is added as follows:

“(g) CHL/GSE/PLS Loans.  As soon as practicable after the Additional GSE Consents are obtained, each of Bank of America and CHL shall take all necessary steps to dismiss the Arbitration Action with prejudice as to all of the CHL/GSE/PLS Loans, and such dismissal shall be substantially in the form of Stipulation and Order of Dismissal on Exhibit J. On and after the CHL/GSE/PLS Signing Date, Section 6(c) (Stay of Arbitration Action) applies to the CHL/GSE/PLS Loans. On and after the CHL/GSE/PLS Implementation Date, Section 6(e) (Dismissal of the Litigation Action) applies to the CHL/GSE/PLS Loans and the CHL/GSE/PLS Loans shall be included in such dismissal. On and after the CHL/GSE/PLS Implementation Date, Section 6(f) (Effect of Dismissals with Prejudice) applies to the CHL/GSE/PLS Loans.  Upon Bank of America and CHL dismissing the part of the Arbitration Action with respect to the CHL/GSE/PLS Loans with prejudice pursuant to this Section 6(g), Sections 13 and 14 shall apply to the CHL/GSE/PLS Loans, provided that with respect to the CHL/GSE/PLS Loans, the references to the Initial Implementation Date shall mean the CHL/GSE/PLS Implementation Date.”

6.	Compensation for Recently Paid Loans. Section 7(c) is added as follows: “Section 7(b) of the Settlement Agreement applies to the compensation of MGIC for the CHL/GSE Loans that are Class 2 GSE Loans, in the same manner and process applied to the Class 2 GSE Loans in connection with the Initial Implementation Date, provided that (i) the credits and payments with respect to the CHL/GSE Loans will begin ten (10) business days after the Supplemental Schedules have been finalized with respect to the CHL/GSE/PLS Loans for the CHL/GSE/PLS Implementation Date, (ii) references to the Reimbursement Amount shall mean the CHL/GSE Reimbursement Amount, and (iii) Bank of America shall pay any shortfall pursuant to Section 7(b)(iii) within five (5) days after the finalization of the Supplemental Schedules following the CHL/GSE/PLS Implementation Date.”

7.	Recently Rescinded Loans and Pending Rescission Loans; Perfection and Processing of Certain Claims; Perfection of Claims and Payment of Perfected Claims; MGIC Account; Request for Additional Documents; Delivery of Documents to Bank of America. Section 10(h) is added as follows: “(h) CHL/GSE/PLS Loans. Section 10 of the Settlement Agreement shall apply to the CHL/GSE/PLS Loans as follows: (i) the references to the Initial Implementation Date shall mean the CHL/GSE/PLS Implementation Date, except that the references to the Initial Implementation Date in Sections 10(d)(i)-(ii) shall mean the Initial Implementation Date, and (ii) Section 10(h) applies to the CHL/GSE/PLS Loans only on and after the CHL/GSE/PLS Implementation Date.”

8.	Alternative Dispute Resolution. Section 11(f) is added as follows: “Section 11 of the Settlement Agreement shall apply to the CHL/GSE/PLS Loans as follows: (i) Sections 11(a), 11(b), and 11(d) apply only on and after the CHL/GSE/PLS Implementation Date and (ii) Section 11(c) applies only on and after the CHL/GSE/PLS Signing Date.”

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9.	Indemnification. Section 15(b)(i) is amended by adding [***] before the words [***] and adding [***].

10.	Additional Matters with Respect to the CHL/GSE/PLS Loans.

a.	Each of the CHL/GSE/PLS Loans added to the Supplemental Schedules on the CHL/GSE/PLS Signing Date shall be deemed to have been included on the Schedules as of the Signing Date, except as otherwise specified in this Second Amendment. In the event that either Party terminates the CHL/GSE/PLS Terminated Provisions, each of the CHL/GSE/PLS Loans shall be removed from the Schedules as of the date of such termination.

b.	On and after the CHL/GSE/PLS Implementation Date, Section 12 (Effect of Certain Action by the OCI) shall apply to the CHL/GSE/PLS Loans without modification and Section 15 (Indemnification) shall apply to the CHL/GSE/PLS Loans as modified in this Second Amendment.

c.	On and after the CHL/GSE/PLS Signing Date, Section 16 (Confidentiality), Section 17 (Notices and Payments), Section 18 (Schedules and Exhibits), and Section 19 (Miscellaneous) shall apply to the CHL/GSE Loans without modification.

d.	For the avoidance of doubt, Sections 2(a)-(e) (Settlement Payment, Denial Settlement Payment, and Reimbursement Payment; Establishing Escrow; Effect of Deposits into Escrow Accounts; Security Interest), Sections 4(b)-(e) (Required Consents), Section 6(a) (Dismissal of Arbitration Action and Litigation Action—Required Consents), Section 7(a) (Compensation for Recently Paid Loans—Updating Reimbursement Payment for Class 1 GSE Loans and HFI Loans), and Section 8 (Disbursements from the Escrow Accounts) do not apply with respect to the CHL/GSE/PLS Loans.

11.	MGIC Account. Section 10(d)(iv) is added as follows: “On and after the Implementation Date [***], the MGIC Account (as defined in this Settlement Agreement) [***], including Bank of America’s obligation to make deposits and replenish the funds necessary to reimburse MGIC under this Settlement Agreement [***], Bank of America’s delivery of reports regarding the MGIC Account and MGIC’s access to the MGIC Account, and the resolution of any Payment Dispute [***]; provided that (A) the required minimum balance of the MGIC Account shall be adjusted annually [***], (B) Bank of America shall deliver reports [***], and the funds remaining in the MGIC Account shall be disbursed [***].”

12.	Supplemental Schedules and Exhibits. The following is added to Section 18 at the end: “This Settlement Agreement includes (i) Supplemental Schedules and (ii) Exhibit N (“Illustrative Settlement Percentage Claim Payment and Bank of America Share Calculations”), each as of the Signing Date of this Settlement Agreement.”

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13.	Affirmance. The Parties hereby affirm all other terms, provisions, and conditions of the Settlement Agreement, as amended, which is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. All references in the Settlement Agreement to the Settlement Agreement shall mean the Settlement Agreement as amended by the Amendment dated September 24, 2013 and this Second Amendment.

14.	Governing Law. This Second Amendment and any Cause of Action arising under or related to this Second Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the law of conflicts.

15.	Interpretation. This Second Amendment shall not be construed against any Party, but shall be construed as if the Parties jointly prepared the Second Amendment and any uncertainty and ambiguity shall not be interpreted against any one Party.

16.	Severability. If any provision of this Second Amendment is declared invalid or unenforceable, then, to the extent possible, all of the remaining provisions of this Second Amendment shall remain in full force and effect and shall be binding upon the Parties.

17.	Representations and Warranties. Each of the Parties (and for purposes of this Section 17, CHL is included as a Party) represents that: (1) it has full power and authority to execute and deliver this Second Amendment and to perform its obligations under the Second Amendment; (2) it has taken all necessary corporate action to authorize the execution and delivery of this Second Amendment and the performance of its duties and obligations contemplated hereby, (3) none of such execution, delivery, or performance of this Second Amendment and the transactions contemplated hereby: (A) conflicts with the obligations of such Party under any material agreement binding upon it; (B) requires any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental authority, agency or instrumentality, or any third party, except for (i) any authorization, consent, approval, registration, declaration, filing, or notice that has been obtained or given prior to the date hereof and (ii) the Additional GSE Consents; (C) results in, or requires, the creation or imposition of any lien or other charge upon or with respect to any of the assets now owned or hereafter acquired by a Party, and (4) this Second Amendment, upon execution and delivery, is a valid and binding agreement, enforceable against it in accordance with the terms of the Settlement Agreement, as amended by this Second Amendment, subject to applicable bankruptcy, insolvency, reorganization, moratorium, insurers’ rehabilitation and liquidation, and other similar laws affecting creditor’s rights generally and general principles of equity.

18.	Counterparts. This Second Amendment may be executed in counterparts, and when each Party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with the other signed counterparts, shall constitute one agreement, which shall be binding upon and effective as to all Parties. Signatures of the Parties transmitted by fax or .pdf shall be deemed to be their original signatures for all purposes.

[The next page is the signature page.]

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IN WITNESS WHEREOF, the Parties and CHL have executed this Second Amendment to Confidential Settlement Agreement and Release as of the date first stated above.

MORTGAGE GUARANTY INSURANCE CORPORATION	BANK OF AMERICA, N.A.

/s/ Patrick Sinks	/s/ John S. Cousins
Name: Patrick Sinks	Name: John S. Cousins
Title: President and Chief Operating Officer	Title: Senior Vice President

COUNTRYWIDE HOME LOANS, INC.

/s/ Michael Schloessmann
Name: Michael Schloessmann
Title: President

Exhibit N
Illustrative Settlement Percentage Claim Payment and Bank
of America Share Calculations

	Percentage Guaranty Option (30%)		Pre-Claim Sale Option		Property Acquisition Settlement Option
	Standard	Settlement Percentage Claim Payment	Standard	Settlement Percentage Claim Payment	Standard	Settlement Percentage Claim Payment

Unpaid Principal Balance	200,000	200,000	200,000	200,000	200,000	200,000
Interest	10,000	10,000	10,000	10,000	10,000	10,000
Expenses	10,000	10,000	10,000	10,000	10,000	10,000
Interest Since Claim Filing					1,000	1,000
Adjusted Claim Amount (After corrections and curtailments)	220,000	220,000	220,000	220,000	221,000	221,000
Less: Net Sales Proceeds			(180,000)	(180,000)
Plus: Interest to sale closing			10,000	10,000
Plus: Post Claim Expenses					5,000	5,000
Claim Benefit Amount	66,000	66,000	50,000	50,000	226,000	226,000
Settlement Percentage (%) **		[***]		[***]		[***]
Settlement Percentage Reduction (the Bank of America Share)		[***]		[***]		[***]
Settlement Percentage Claim Payment		[***]		[***]		[***]

* Examples show the most common amounts included on a claim.
** Examples show only the GSE/HFI Settlement Percentage.